SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 11, 2024

MAITONG SUNSHINE CULTURAL DEVELOPMENT CO., LIMITED
(Exact name of registrant as specified in its charter)

Nevada	0-56677	93-4332287
(State of other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization		Identification No.)

Room 202, Gate 6, Building 9, Yayuan, Anhui Beili Chaoyang District, Beijing, China 100000
(Address of principal executive offices) (Zip Code)

86 (010) 6492-7946
(Registrant’s telephone number including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None	None	Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 11, 2024 the Registrant’s operating subsidiary, Beijing Tongzhilian Cultural Development Co., Ltd. (“Tongzhilian”), entered into a Travel Agency Cooperation Agreement (the “Agreement”) with Shanghai Ctrip International Travel Services Co., Ltd. (“Ctrip”). Pursuant to the Agreement:

●	Tongzhilian will provide booking, arrangement and reception services for tours organized by Ctrip;

●	Tongzhilian will provide SCITS and its affiliates with individual tourism elements (transportation, meals, attraction tickets, etc.) that are otherwise marketed by Tongzhilian; and

●	Ctrip will serve as non-exclusive sales agent for Tongzhilian’s package tours, and may integrate Tongzhilian package tours with Ctrip’s package tours.

When Ctrip serves as sales agent for Tongzhilian’s tourism elements, the sales price will be determined by Tongzhilian and the settlement price will be jointly agreed by SCITS and Tongzhilian. Tongzhilian agrees that the prices charged to Ctrip’s customers will not exceed prices charged through Tongzhilian’s own channels.

The Agreement may be terminated by either party on December 10, 2026 or on any anniversary of that date.

Item 9.01 Financial Statements and Exhibits

Exhibits

10	English translation of Travel Agency Cooperation Agreement dated December 11, 2024 between Beijing Tongzhilian Cultural Development Co., Ltd. and Shanghai Ctrip International Travel Service Co., Ltd.
104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAITONG SUNSHINE CULTURAL DEVELOPMENT CO., LIMITED

Dated: December 13, 2024	By:	/s/ Huang Fang
Huang Fang
Chief Executive Officer

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